As filed with the Securities and Exchange Commission on February 17, 2017

Registration No. 333-209863

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Columbia Pipeline Partners LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0658510
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

5151 San Felipe St., Suite 2500

Houston, Texas 77056

(713) 386-3701

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stanley G. Chapman, III

Director and President

5151 San Felipe Street, Suite 2500

Houston, Texas 77056

(713) 386-3701

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gillian A. Hobson

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY STATEMENT — DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Automatic Shelf Registration Statement on Form S-3 (the “Registration Statement”), originally filed with the Securities and Exchange Commission by Columbia Pipeline Partners LP, a Delaware limited partnership (“CPPL”):

•	Registration Statement No. 333-209863, filed on March 1, 2016, registering the offering and sale from time to time of an unlimited number of common units, preferred units, partnership securities, rights and warrants.

Pursuant to the Agreement and Plan of Merger dated as of November 1, 2016 (the “Merger Agreement”), by and among Columbia Pipeline Group, Inc., a Delaware corporation (“CPG”), Pony Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of CPG (“Merger Sub”), CPPL and CPP GP LLC, a Delaware limited liability company and the general partner of CPPL, Merger Sub merged with and into CPPL (the “Merger”), with CPPL surviving the Merger as a wholly owned subsidiary of CPG, on February 17, 2017.

As a result of the Merger, CPPL has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by CPPL in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance and remain unsold at the termination of such offering, CPPL hereby removes from registration by means of this Post-Effective Amendment No. 1 all of such securities CPPL registered and remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 17, 2017. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

COLUMBIA PIPELINE PARTNERS LP

By:	CPP GP LLC,
its general partner

By:	/s/ Stanley G. Chapman, III
Name:	Stanley G. Chapman, III
Title:	Director and President